Exhibit 99.1


        LOEHMANN'S HOLDINGS, INC. ANNOUNCES $5.7 MILLION NOTE REDEMPTION
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NEW YORK, NY, May 14, 2003 - Loehmann's Holdings, Inc. (NASDAQ: LHMS) announced the redemption of $5.7 million of its outstanding 11% senior notes. The redemption, effective on June 9, 2003, represents 50% of the $11.4 million notes outstanding and follows the Company's previous $15 million redemption in November 2002. The notes will be redeemed at face value and payment will reflect both principal and interest accrued to the redemption date. Upon redemption, the notes will cease to bear interest.

Robert N. Friedman, Loehmann's Chief Executive Officer, stated, "We are pleased to redeem these notes at this time. The redemption will benefit our company and our stockholders. It results in significant interest savings going forward and enhances our financial flexibility."

Loehmann's is a leading specialty retailer of well-known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's operates 46 stores in major metropolitan markets located in 16 states. Loehmann's invites investors to visit the Company's web site at www.loehmanns.com.